UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant                      |X|
Filed by a Party other than the Registrant   |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|X|  Soliciting Material pursuant to ss.240.14a-12

                         Friendly Ice Cream Corporation
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                (Name of Registrant as Specified in its Charter)


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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous fling by registration statement number or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:_____________________________________________

      (2)   Form, Schedule or Registration Statement No.:_______________________

      (3)   Filing party:_______________________________________________________

      (4)   Date filed:_________________________________________________________


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This filing relates to the announced acquisition of the Company by Sun Capital
Partners pursuant to the terms of the Agreement and Plan of Merger, dated as of June 17, 2007, by and among the Company, Freeze Operations Holding Corp. and Freeze Operations, Inc.

IMPORTANT INFORMATION

This document may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company will file with, or furnish, to the SEC all relevant materials, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to stockholders of the Company. Investors and security holders will be able to obtain the documents free of charge from the SEC's website, www.sec.gov, and from the Company's website, www.friendly.com.

The Company and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company's directors and executive officers is available in the Company's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 7, 2006, and in the Company's Annual Report on Form 10-K for the period ended December 31, 2006, which was filed with the SEC on March 6, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with, or furnished to, the SEC when they become available.

















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



The following letter was sent by email to Company employees on June 18, 2007:

Dear Friendly's Employee,

I am writing to inform you that Friendly Ice Cream Corporation has agreed to be acquired by Sun Capital Partners. Sun Capital Partners has extensive experience in restaurants and franchising and owns well-established restaurant brands such as Bruegger's Bakery-Cafes, Souper Salad, Souplantation, El Torito, Chevys, Kinkaid's and Palomino. As you know, since March the Company has been exploring strategic alternatives to enhance shareholder value and to provide future opportunities for franchisees, employees and all stakeholders. We believe this transaction achieves these goals, and does so more quickly and with greater certainty than all other alternatives we examined. Attached is the press release that we issued last night.

Every day our employees and management teams work hard to provide the best dining experience for our guests. I am pleased to say that our new investors share our passion for the Friendly's brand and are committed to supporting our employees. Going forward, we will remain committed to improving the performance of our company in all the business segments that we operate. Throughout this transition we will continue with our service and product enhancement initiatives.

The transaction has been unanimously approved by the Company's Board of Directors and, subject to approval by the Company's shareholders and other customary closing conditions, is expected to close during the third quarter of 2007. If you have specific questions during this process, please feel free to contact Gary Ulrich at (413) 731-4105.

We realize and appreciate your significant commitment to Friendly Ice Cream and the value you bring to our company and to our outstanding brand. We know we can rely on your continued dedication to operating with the same level of professionalism and excellence as always.

Thank you.

Sincerely,


/s/  George M. Condos

George M. Condos
President & Chief Executive Officer



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



The following letter was sent by email to Company franchisees on June 18, 2007:

Dear Friendly's Franchisee,

I am writing to inform you that Friendly Ice Cream Corporation has agreed to be acquired by Sun Capital Partners. Sun Capital Partners has extensive experience in restaurants and franchising and owns well-established restaurant brands such as Bruegger's Bakery-Cafes, Souper Salad, Souplantation, El Torito, Chevys, Kinkaid's and Palomino. As you know, since March 6, 2007, the Company has been exploring strategic alternatives to provide opportunities for franchisees and employees and to enhance shareholder value. We believe this transaction achieves these goals, and does so more quickly and with greater certainty than all other alternatives we examined. Attached is a copy of the press release that we issued last night.

Every day our franchisees and their employees work hard to provide the best dining experience for our guests. I am pleased to say that our new investors share our passion for the Friendly's brand and are committed to supporting franchisees. Going forward, we are committed to improving our performance in all the business segments that we operate in. We will work closely with Sun Capital Partners to ensure that throughout this transition there is no effect on the restaurants and you, our valued franchisees, and we will continue with our service and product enhancement initiatives.

The transaction has been unanimously approved by the Company's Board of Directors and, subject to approval by the Company's shareholders and other customary closing conditions, is expected to close during the third quarter of 2007. If you have specific questions during this process, please feel free to contact Jim Sullivan at (413) 731-4202.

We realize and appreciate your significant commitment to Friendly Ice Cream and the value you bring to our company and to our outstanding brand. We know we can rely on your continued dedication to operating with the same level of professionalism and excellence as always. Thank you.

Sincerely,

/s/  George M. Condos

George M. Condos
President & Chief Executive Officer










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